Calculation of Filing Fee Tables
S-8
COMMUNITY FINANCIAL SYSTEM, INC.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $1.00 per share	457(a)	1,500,000	$ 55.37	$ 83,055,000.00	0.0001531	$ 12,715.72
2	Other	Participation Interests	Other			$ 0.00	0.0001531	$ 0.00
Total Offering Amounts:						$ 83,055,000.00		$ 12,715.72
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 12,715.72
Offering Note
[1]	Note 1a. Represents shares of the Registrant's Common Stock that may be purchased in the open market and subsequently issued pursuant to the Community Financial System, Inc. 401(k) Employee Stock Ownership Plan (the "Plan"). Note 1b. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the Registrant's Common Stock that become issuable under the Plan in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the Registrant's receipt of consideration that increases the number of the outstanding shares of the Registrant's Common Stock. Note 1c. Pursuant to Rules 457(c) and (h) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated for the purpose of calculating the amount of the registration fee and are based on the average of the high and low sales price of the Registrant's Common Stock as reported on the New York Stock Exchange on May 23, 2025. Note 1d. Rounded up to the nearest penny. Note 1e. The Registrant does not have any fee offsets.

[2]	See Notes 1b, 1c, 1d, and 1e above. Note 2a. Pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan. In accordance with Rule 457(h)(2) under the Securities Act, no separate fee calculation is required for such interests.